SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):
				February 15, 2005

                         FLYi, Inc.
     (Exact Name of Registrant as Specified in Charter)

     Delaware               0-21976            13-3621051

 State or Other          Commission File       IRS Employer
Jurisdiction of               Number       Identification No.
 Incorporation


   45200 Business Court, Dulles, VA                  20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:
                        (703)650-6000


                             N/A
    (Former Name or Former Address, if Changed Since Last
                           Report)


Item 7.01 Regulation FD Disclosure

On February 16, 2005, FLYi, Inc. (NASDAQ/NM: FLYI), parent of low-fare airline Independence Air, issued a press release that stated, that, because it is continuing to engage in negotiations with its aircraft lenders and lessors to restructure its obligations, it determined not to make the February 15, 2005 interest payment on its 6% Convertible Notes due 2034. Under the Note indenture, an "Event of Default" will not occur provided that the defaulted interest is paid within 30 calendar days. The company expects to pay the interest owing before the expiration of the 30-day period provided that it is able to successfully and timely conclude its ongoing restructuring efforts. As a matter of policy FLYi does not comment on or respond to speculation on the status of its restructuring efforts, but will provide a statement following determination of the outcome of the negotiations.

A copy of the press release containing the announcement is included as Exhibit 99.1 to this current Report and is incorporated herein by reference.

This filing on Form 8-K contains forward-looking statements and is made as of February 16, 2005, and the company undertakes no obligation to update its disclosures, whether as a result of developments in its efforts, or as a result of any other new information, future events, changed expectations or otherwise, prior to its next required filing with the Securities and Exchange Commission. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the company to be materially different from those reflected in such forward-looking statements. Such risks and uncertainties include, among others: the ability of the company to successfully complete negotiations with its various lessors and lenders to reduce and/or defer its aircraft lease and loan payments; the ability of the company to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to the company's new service, and the response of competitors with respect to service levels and fares in markets served by the company; the effects of high fuel prices on the company; the ability to successfully and timely resolve its obligations with respect to its aircraft that are not used for Independence Air operations; and other risk factors that are more fully disclosed under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Form 10-K for the year ended December 31, 2003, its Quarterly Report Form 10-Q for the period ended September 30, 2004 and in subsequently filed Forms 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.
FLYi, Inc.



Date:  February 16, 2005         By:  /S/ David W. Asai
                                 David W. Asai
                                 Vice President, Controller
                                 and Chief Accounting Officer